SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 3, 2002

ISTA PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	00-31255 (Commission File Number)	33-0511729 (IRS Employer Identification No.)

15279 Alton Parkway, Suite 100, Irvine, CA 92618
(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

INFORMATION TO BE INCLUDED IN THE REPORT

This Form 8-K/A hereby amends Item 7 (a) and (b) of the Form 8-K filed by ISTA Pharmaceuticals, Inc. on May 6, 2002 (File No. 000-31255).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired. Because the Registrant did not acquire a business but only assets that did not generate any revenues for ISTA Pharmaceuticals, Inc. and AcSentient, Inc., financial statements of AcSentient, Inc. are not required to be filed.

(b)	Pro Forma Financial Information. Because the Registrant did not acquire a business but only assets that did not generate any revenues for ISTA Pharmaceuticals, Inc. and AcSentient, Inc., pro forma financial information is not required to be filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

/s/ VICENTE ANIDO, JR., PH.D. Vicente Anido, Jr., Ph.D. President and Chief Executive Officer

Date: June 26, 2002